
<ARTICLE> 7
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONSOLIDATED BALANCE SHEETS AND CONSOLIDATED STATEMENTS OF INCOME AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               MAR-31-1996
<DEBT-HELD-FOR-SALE>                     2,470,746,543
<DEBT-CARRYING-VALUE>                                0
<DEBT-MARKET-VALUE>                                  0
<EQUITIES>                               3,323,978,226
<MORTGAGE>                                   5,247,167
<REAL-ESTATE>                               15,652,192
<TOTAL-INVEST>                           5,834,298,921<F1>
<CASH>                                      13,213,372
<RECOVER-REINSURE>                           1,128,056
<DEFERRED-ACQUISITION>                     119,933,390
<TOTAL-ASSETS>                           6,412,770,886
<POLICY-LOSSES>                          2,150,682,817<F2>
<UNEARNED-PREMIUMS>                        406,200,574
<POLICY-OTHER>                              44,724,321<F2>
<POLICY-HOLDER-FUNDS>                        7,950,537
<NOTES-PAYABLE>                            301,468,657<F3>
<COMMON>                                   110,339,286<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                               2,725,326,535<F4>
<TOTAL-LIABILITY-AND-EQUITY>             6,412,770,886
<PREMIUMS>                                 347,220,350
<INVESTMENT-INCOME>                         82,471,695
<INVESTMENT-GAINS>                          19,277,148
<OTHER-INCOME>                               2,829,255
<BENEFITS>                                 272,754,764
<UNDERWRITING-AMORTIZATION>                 72,127,268<F5>
<UNDERWRITING-OTHER>                        30,467,820<F5>
<INCOME-PRETAX>                             76,448,596
<INCOME-TAX>                                17,000,214
<INCOME-CONTINUING>                         59,448,382
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                59,448,382
<EPS-PRIMARY>                                     1.04
<EPS-DILUTED>                                     1.04
<RESERVE-OPEN>                           1,580,742,006<F6>
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                          1,628,973,604<F7>
<CUMULATIVE-DEFICIENCY>                              0

<F1>Equals the sum of Fixed Maturities, Equity Securities and other Invested Assets
<F2>Equals the sum of Life Policy Reserves and Losses and Loss Expenses less the
Life Company liabillity for Supplementary Contracts without Life Contingencies of $3,138,563 which is classified as Other Policyholder Funds
<F3>Equals the sum of Notes Payable and the 5-1/2% Convertible Senior Debenture
<F4>Equals the Total Shareholders Equity
<F5>Equals the Sum of Commissions, Other Operating Expenses, Taxes, Licenses and
Fees, Increase in deferred acquisition costs, Interest expense and other expenses
<F6>Equals the net reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of December 31, 1995
<F7>Equals the net reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of March 31, 1996

